Exhibit 10.4

LOCK-UP AGREEMENT

July 20, 2021

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Ladies and Gentlemen:
This agreement is being delivered to Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of March 31, 2021 (as amended, the “Purchase Agreement”), by and among Tracker Resource Development III, LLC (“Tracker”), TRD III Royalty Holdings (TX), LP, Earthstone and Earthstone Energy Holdings, LLC. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.
In order to induce Earthstone to consummate the transactions contemplated by the Purchase Agreement, and in light of the benefits that the Purchase Agreement will confer upon the undersigned (“Investor”) in its capacity as a securityholder of Tracker, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor agrees with Earthstone that, during the period beginning on and including the Closing Date through and including the date that is the 120th day after the Closing Date (the “Lock-Up Period”), Investor will not, without the prior written consent of Earthstone, directly or indirectly:
    (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Class A common stock, par value $0.001 per share of Earthstone (the “Class A Common Stock”), or any other class of Earthstone capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by Investor during the Lock-Up Period or with respect to which Investor has or hereafter acquires the power of disposition during the Lock-Up Period, or
    (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock (the actions specified in clauses (i) and (ii), collectively, “Transfers”), whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise; provided, however, that the restrictions in the foregoing clauses (i) and (ii) shall not apply to:
(a)    in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity, including by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity or otherwise;
(b)    the entry by Investor into any trading plan providing for the sale of Class A Common Stock by Investor, which trading plan meets the requirements of Rule 10b-5 under the Securities Exchange Act of 1934, as amended, provided that such plan does not provide for, or permit, the sale of any Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding during such plan during the Lock-Up Period; or
(c)    Transfers or other transactions in the event of a liquidation, merger, equity exchange or other similar transaction which results in Earthstone’s securityholders having the right to exchange their Capital Stock for cash, securities or other property;

provided, however, that in the case of clauses (a) and (b), the applicable transferees must enter into a written agreement, in substantially the form of this agreement, agreeing to be bound by these Transfer restrictions until the expiration of the Lock-Up Period. For purposes of the foregoing, the term “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
Furthermore, nothing in this agreement shall prohibit Investor from receiving shares of Capital Stock or any other securities convertible into or exercisable or exchangeable for any Capital Stock by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares received will also be subject to the terms of this agreement.
Investor further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Earthstone may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by Investor that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; provided, however, that nothing in the foregoing shall (x) reduce or eliminate Earthstone’s obligations with respect to the preparation and filing of a registration statement under the Securities Act pursuant to Section 2.01 of the Registration Rights Agreement, or (y) prevent Investor from exercising any rights it may have under the Registration Rights Agreement.
Investor hereby represents and warrants that Investor has full power and authority to enter into this agreement and that this agreement has been duly authorized, executed and delivered by Investor and is a valid and binding agreement of Investor. This agreement and all authority herein conferred are irrevocable and shall be binding upon the applicable successors and assigns of Investor.
This agreement and all related proceedings shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
This agreement may be executed by facsimile or electronic (i.e., PDF) transmission, which is deemed an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,
ZIP Ventures I, L.L.C.
By: /s/ Bryan R. Begley
Name: Bryan R. Begley
Title: Managing Director

ZIP Ventures I, L.L.C.
By: /s/ Daniel Penrod
Name: Daniel Penrod
Title: Managing Director

Agreed and Acknowledged:

Earthstone Energy, Inc.

By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: President and Chief Executive Officer